Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Atlas Financial Holdings, Inc.
Schaumburg, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221828) and Form S-8 (File No. 333-192579) of Atlas Financial Holdings, Inc. of our reports dated April 2, 2018, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Atlas Financial Holdings, Inc.’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP

Grand Rapids, Michigan, USA
April 2, 2018